Exhibit 10.44

SETTLEMENT, LOCK-UP, AND LEAK-OUT AGREEMENT

This SETTLEMENT, LOCK-UP, AND LEAK-OUT AGREEMENT (this “Agreement”) is made and entered into as of August 31, 2022 (the “Effective Date”), by and between Endexx Corporation, a Nevada corporation (the “Company”), and _____________________, a _______________________ (the “Securities Holder”). For all purposes of this Agreement, “Securities Holder” includes any affiliate or controlling person of the Securities Holder and any other agent, representative, or other person with whom the Securities Holder is acting in concert.

RECITALS

A. WHEREAS, in May 2021, the Company sold and issued one (1) Convertible Promissory Note (collectively, the “Original Note”) in favor of Securities Holder with an aggregate initial principal balance of $____________ (collectively, the “Original Principal Amount”), of which, as of the Effective Date, (i) $____________ is the outstanding aggregate principal balance and (ii) $____________ is the aggregate accrued and unpaid stated-rate interest (collectively, the “Effective Date Owings”);

B. WHEREAS, as of the Effective Date, the Securities Holder owns, beneficially and of record, __________ shares (the “Pre-Agreement Equity Ownership”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as set forth on Schedule “A”;

C. WHEREAS, the Company acknowledges that the Securities Holder may have a contractually unfettered right to dispose of any or all of the shares of Pre-agreement Equity Ownership in any manner and at any time or from time to time, all as desired by the Securities Holder, including, but not limited to, the sale thereof into the public markets;

D. WHEREAS, the Company has requested of the Securities Holder that, as of the Effective Date, it return to the Company for cancellation ____________ shares of Pre-agreement Equity Ownership and the Securities Holder has agreed to effectuate such return (the “Returned Conversion Stock”), also as set forth on Schedule “A”;

E. WHEREAS, the Company has requested of the Securities Holder that it (i) not dispose of any shares of Pre-agreement Conversion Stock into the public markets (the “Lock-up”) for the period that commences on the Deemed Effectiveness (as defined below) date cand continues through and including the 12-month anniversary thereof (the “Lock-up Period”) and (ii) not dispose of any shares of Pre-agreement Conversion Stock into the public markets in an amount that exceeds five percent of the daily trading volume of the Common Stock during any trading day (the “Leak-out”), as reported by the OTC Markets Group Inc. (“OTCM”), for the one-year period that commences on the expiration of the Lock-up Period and continues through and including the 24-month anniversary of the Deemed Effectiveness date (the “Leak-out Period”);

F. WHEREAS, the Securities Holder has agreed that it will comply with the terms of (i) the Lock-up during the Lock-up Period and (ii) the Leak-out during the Leak-out Period;

G. WHEREAS, the Company has requested of the Securities Holder that it waive (i) any and all defaults by the Company in the performance of its obligations under the Original Note and (ii) all of the Securities Holder’s entitlements to any and all economic or enforcement rights provided to it in the Original Note, including, but not limited to, (w) conversion of any amounts owing thereunder into shares of Common Stock, (x) interest at any rate other than the stated, and non-default, rate, (y) default remedies and penalties, and (z) imposition of additional fees and costs, such that the only rights remaining in the Original Note in favor of the Securities Holder is the right to be repaid the Effective Date Owings (collectively, the “Aggregate Waiver”);

H. WHEREAS, the Company is willing to pay to the Securities Holder, as a premium, additional interest in an amount equivalent to ten percent of the Effective Date Owings (the “Premium Interest”);

I. WHEREAS, the Company is willing to pay to the Securities Holder the Effective Date Owings and the Premium Interest on the schedule (the “Payment Schedule”) attached hereto as Schedule “B”;

J. WHEREAS, in connection with the transactions contemplated hereby, including, but not limited to the Aggregate Waiver and the payment of the Premium Interest in accordance with the Payment Schedule, the Company has requested of the Securities Holder that it tender to the Company each Original Note for cancellation and to accept the Company’s unsecured replacement note (the “Replacement Note”) in favor of the Securities Holder, the initial principal balance of which is the Effective Date Owings, and which Replacement Note includes the Premium Interest and provides for repayment according to the Payment Schedule;

1

K. WHEREAS, the Securities Holder is willing to agree to the Aggregate Waiver, to accept the Premium Interest, to accept payments of the Effective Date Owings and the Premium Interest on the Payment Schedule, to tender the Original Note to the Company for cancellation, and to accept the Replacement Note;

L. WHEREAS, as of the Effective Date, the Securities Holder is the holder of warrants for the purchase of up to ____________ shares of Common Stock (collectively, the “Warrants”);

M. WHEREAS, the Securities Holder acknowledges that, as of the Effective Date, the Company is not under any obligation to grant to the Securities Holder any additional warrants, options, rights, or other derivative securities;

N. WHEREAS, the Company has requested of the Securities Holder that, as of the Effective Date, it surrender all of the Warrants and all of its rights in and to the Warrants and the Securities Holder has agreed;

O. WHEREAS, as of the Effective Date, the Company intends to consummate a transaction (the “Acquisition Transaction”), pursuant to which the Company intends to acquire 51% of the equity capital of a business that specializes in the sale and distribution of plant-based Vape products (the “Target”);

P. WHEREAS, a condition precedent to the consummation of the Acquisition Transaction is that the Company and the Securities Holder and other entities similarly situated each execute and deliver this Agreement not later than August 31, 2022;

Q. WHEREAS, subject to the provisions of Section 7, below, this Agreement is effective upon the consummation of the Acquisition Transaction (the “Deemed Effectiveness”);

R. WHEREAS, the Company is a party to transactions with approximately six other entities (the “Other Similarly Situated Entities”) that entered into transactions with the Company that are similar in scope, structure, or magnitude to the transactions referenced herein between the Company and the Securities Holder;

S. WHEREAS, certain unspecified disputes (the “Unspecified Disputes”) may have arisen between or among the Company, the Securities Holder, and the Other Similarly Situated Entities in respect of the Original Note, the terms and conditions thereof, the payments that may be due and owing thereon, or the actions of any such Other Similarly Situated Entities in connection therewith; and

T. WHEREAS, subject to the Other Similarly Situated Entities entering into agreements substantially similar to this Agreement (the “Other Entities’ Agreements”), the Company and the Securities Holder desire to enter into this Agreement to permit the consummation of the Acquisition Transaction and to settle the Unspecified Disputes in the manner set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Incorporation of Recitals. Each of the Recitals set forth above is incorporated herein by reference and forms a material part of the provisions of this Agreement.

2. Aggregate Waiver; Tender of Original Note for cancellation; Acceptance of Replacement Note. The Securities Holder hereby acknowledges and agrees that, as of the Effective Date, it is bound by the Aggregate Waiver and it will tender the Original Note to the Company for cancellation. A true and correct copy of each Original Note is attached hereto as Annex 1. The Company hereby acknowledges and agrees that, as of the Effective Date, it will deliver the Replacement Note to the Securities Holder, in the form attached hereto as Annex 2. Among the provisions included in the Replacement Note, in addition to payment of the Premium Interest and the related Payment Schedule, are (i) the Replacement Note may be prepaid in whole or in part at any time or from time to time without notice or penalty, (ii) default interest at the non-compounding rate of 18% per annum, (iii) no acceleration rights in the event of default thereunder, and (iv) Notwithstanding any rights that the Securities Holder may otherwise generally have against the Company in connection with the Securities Holder’s exercise of any and all of any of its rights in respect of an event of default thereunder (whether such rights are available before or after any judgment is obtained by the Securities Holder against the Company), the Securities Holder specifically waives any and all of such rights and covenants such that, at no time, will the holder levy against (i) any equity owned by the Company in any entity, the financial statements of which are consolidated with the financial statements of the Company in any public filings (e.g., the Company’s periodic reports filed with the Securities and Exchange Commission or any of the Company’s reports provided to OTC Markets Group Inc. in connection with its Alternative Reporting Standards) and (ii) any direct or indirect assets of such entity.

 __________________

HOLDER’S INITIALS

2

3. Returned Conversion Stock. Effective as of the Effective Date, the Securities Holder shall take such steps as may be required by the Company’s transfer agent (the “Transfer Agent”), including a letter of instructions and authorization, to return to the Transfer Agent the Returned Conversion Stock, whether by “reverse-DWAC” or such other procedure as the Transfer Agent may request.

4. Lock-up and Leak-out. During the Lock-up Period, the Securities Holder agrees to the Lock-up, such that it shall not, directly or indirectly, offer, issue, sell, contract to sell (including, without limitation, any short sale), grant any option for the sale of, pledge, or otherwise dispose of or transfer any shares of Pre-agreement Conversion Stock into the public markets or otherwise. During the Leak-out Period, the Securities Holder agrees to the Leak-out, such that (i) it shall not, directly or indirectly, offer, issue, sell, contract to sell (including, without limitation, any short sale), grant any option for the sale of, pledge, or otherwise dispose of or transfer any shares of Pre-agreement Conversion Stock except into the public markets and (ii) no such disposition shall be in an amount that exceeds five percent of the daily trading volume of the Common Stock during any trading day, as reported by the OTCM. In connection with the Lock-up and Leak-out agreements set forth herein, the Securities Holder hereby agrees promptly to provide such documentation to the Company as it may reasonably request of the Securities Holder from time to time to ensure compliance with these provisions as set forth hereinbelow.

4.1 Trading Reports. The Securities Holder shall furnish trading reports (redacted as to price) to the Company, from time to time as reasonably requested by the Company, to confirm that the Securities Holder is acting in accordance with the Lock-up and Leak-out provisions of this Agreement.

4.2 Stop Transfer Instructions. The Securities Holder acknowledges and agrees that the Company may place appropriate stop-transfer instructions with the transfer agent of the Common Stock to ensure compliance with the Lock-up provisions of this Agreement.

4.3 OTCM Website. For purposes of determining the trading volume of the shares of Common Stock, such volume information shall be derived from data published on the OTCM website.

5. Company Waiver. Notwithstanding anything to the contrary contained herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions in its favor contained herein.

6. Warrants. As of the Effective Date, the Securities Holder shall have returned to the Company the Warrant certificate and all other documentation evidencing the Warrants, such that, as of the Effective Date, the Securities Holder shall have surrendered all of its rights in and to the Warrants and the Company shall no longer be obligated thereunder.

7. Conditions Precedent and Deemed Effectiveness. As conditions precedent to the effectiveness of the transactions contemplated herein (e.g., the Aggregate Waiver, the Lock-up, and the Leak-out), (i) the Acquisition Transaction with the Target shall have been consummated and (ii) the Company and the Other Similarly Situated Entities shall have executed and delivered the Other Entities’ Agreements. Upon the satisfaction of the later of the two conditions precedent, all of the transactions contemplated herein shall be deemed to be effective and, in preparation for the Deemed Effectiveness, the Company and the Securities Holder shall exchange such documents and take such other actions as may be required to effectuate the terms and provisions hereof. If, as of the Effective Date, any further actions are required of either or both of the Company and the Securities Holder to effectuate the terms and provisions hereof, such party shall promptly undertake such actions to completion.

Notwithstanding anything to the contrary contained herein, the Securities Holder and the Company shall act in accordance with their respective rights, duties, and obligations herein as if the conditions precedent to the transactions contemplated herein have been completed and, accordingly, the deemed effectiveness shall have occurred as of the Effective Date; provided, however, that, if the Acquisition Transaction shall not have been consummated effective on or before September 30, 2022, then such condition precedent shall not have been completed and the transactions contemplated herein shall be deemed not to have been consummated. Upon such “non-consummation event,” then the Securities Holder and the Company shall be released from the standstill referenced hereinabove.

3

8. General Acknowledgment. Each of the Company and the Securities Holder, as relevant, acknowledges and agrees to the following:

8.1 Accuracy of Recitals. Each of the Company and the Securities Holder hereby acknowledges the accuracy of the Recitals of this Agreement;

8.2 No Release; etc. Subject to the terms and conditions contained herein, including, but not limited to, the Aggregate Waiver, the Lock-up, and the Leak-out, the Premium Interest, and the Payment Schedule, which shall supersede the balance of this Section 8.2, neither this Agreement nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation, or release of any of the Original Note or the shares of the Pre-Agreement Conversion Stock, or any rights or obligations thereunder or relating thereto, or a waiver by the Securities Holder of any of its rights thereunder or at law or in equity; and

8.3 Reaffirmation and Acknowledgement. Subject to the terms and conditions contained herein, including, but not limited to, the Aggregate Waiver, the Lock-up, and the Leak-out, the Premium Interest, and the Payment Schedule, which shall supersede the balance of this Section 8.3, the Company reaffirms the validity, binding effect, and enforceability of each Original Note, and acknowledges that the Company is liable to the Securities Holder for the sum of the Effective Date Owings and the Premium Interest, payments to be made by the Company to the Securities Holder in accordance with the Payment Schedule.

9. Representations and Warranties. To induce the Securities Holder to enter into this Agreement, the Company represents and warrants to the Securities Holder as follows:

9.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

9.2 Authority. The Company has full company power and authority to execute, deliver, and perform this Agreement and has taken all corporate action required by law and its Articles of Incorporation to authorize the execution and delivery of this Agreement. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

9.3 Consent and Approvals. No consent or approval of any party is required in connection with the execution and delivery of this Agreement and the execution and delivery hereof, subject to the execution and delivery of the Other Entities’ Agreements does not (i) contravene or result in a breach or default under the Articles of Incorporation, Bylaws, or any other governing document, agreement, or instrument to which the Company is a party or by which any of its property is bound or (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award applicable to the Company.

4

10. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable express courier service with charges prepaid, or (iv) transmitted by hand delivery or e-mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail, with accurate confirmation generated by the transmitting computer, if possible, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing or deposit with an express courier service, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

ENDEXX Corporation

38246 North Hazelwood Circle

Cave Creek, Arizona 85331

Attn: Todd Davis, CEO

E-mail: endexx@endexx.com

If to the Securities Holder:

 _________________________

 _________________________

Attention: _________________________

E-mail: _________________________

11. Federal Securities Laws. Nothing contained in this Agreement shall be deemed to supersede or modify any applicable United States and state securities laws, rules, and regulations.

12. Integration. This Agreement is intended by the Company and the Securities Holder to be the final expression of their agreement and, therefore, incorporate all negotiations of them and constitute their entire agreement. The Company acknowledges that it is relying on no written or oral agreement, representation, warranty, or understanding of any kind made by the Securities Holder or any employee or agent of the Securities Holder except for the agreements by the Securities Holder set forth herein or in any of the other Integration Documents.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the Courts of the State of Nevada located in the City of Las Vegas, County of Clark, and the U.S. District Court for the District of Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. To the maximum amount permitted, each of the Company and the Securities Holder waives trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action, or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

14. Consultation with Counsel. Each party represents that, before executing this Agreement, it had the opportunity to consult with competent legal counsel of its own choosing, carefully read this Agreement and has been fully and fairly advised as to their respective terms.

15. Waiver of Drafting Interpretation. The parties hereto agree that any rule of law or decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement. The parties hereto, and their respective successors and assigns, are hereby authorized to rely upon the signature of each person on this Agreement, which are delivered by electronic signature or scanned electronic e-mail attachment, as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each such person. Signatures of the parties transmitted by scanned e-mail attachment shall be deemed to be their original signatures for all purposes. This Agreement shall become effective when executed and delivered by the parties hereto.

[signature page follows]

5

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Settlement, Lock-Up, and Leak-Out Agreement as of the Effective Date.

ENDEXX CORPORATION
a Nevada corporation

By:
Todd Davis
Its:	Chief Executive Officer

,
a

By:

Its:

6

SCHEDULE “A”
(the “Equity Ownership”)

[attached hereto]

7

SCHEDULE “B”
(the “Payment Schedule”)

[attached hereto]

8

ANNEX 1
(copy of each Original Note)

[attached hereto]

9

ANNEX 2
(form of Replacement Note)

[attached hereto]

10